UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2009

Comcast Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

001-32871		27-0000798
(Commission File Number)		(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA		19103-2838
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On August 31, 2009, Comcast Corporation (“Comcast”) consolidated two of its wholly owned subsidiaries, Comcast Cable Communications Holdings, Inc. (“Comcast Cable Communications Holdings”) and Comcast Cable Communications, LLC (“Comcast Cable”).  Comcast Cable Communications Holdings merged with and into Comcast Cable, with Comcast Cable continuing as the surviving entity (the “consolidation”).

Pursuant to the consolidation, Comcast Cable assumed the obligations and responsibilities of Comcast Cable Communications Holdings with respect to its outstanding 8.375% Notes due 2013 and 9.455% Notes due 2022 and the Indenture dated November, 14, 2002 under which they were issued.

Comcast Cable Communications Holdings and Comcast Cable, as well as Comcast Cable Holdings, LLC, Comcast MO Group, Inc. and Comcast MO of Delaware, LLC (collectively the “Cable Guarantors”), guaranteed, on an unsecured and unsubordinated basis, the obligations of Comcast with respect to debt securities issued pursuant to an Indenture dated as of January 7, 2003 (the “Comcast Indenture”) among Comcast, the Cable Guarantors and The Bank of New York Mellon, as trustee.

Filed herewith as Exhibit 4.1 is the supplemental indenture to the Comcast Indenture reflecting the consolidation.

Also filed herewith as Exhibit 1.1 is a revised form of underwriting agreement standard provisions pursuant to which future offerings may be made under Comcast’s Registration Statement on Form S-3 filed on April 27, 2009 (Reg. No. 333-158816) that reflects the consolidation and change in guarantors.

Item 9.01(d)  Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement Standard Provisions dated as of August 31, 2009.

4.1
Second Supplemental Indenture, dated August 31, 2009 to the Indenture between Comcast Corporation, Comcast Cable Communications, LLC, Comcast Cable Holdings, LLC, Comcast MO Group, Inc. and Comcast MO of Delaware, LLC and The Bank of New York Mellon, as Trustee, dated January 7, 2003, as supplemented by a First Supplemental Indenture dated March 25, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	September 2, 2009	By:	/s/ Arthur R. Block
			Name:	Arthur R. Block
			Title:	Senior Vice President, General Counsel and Secretary